EXHIBIT 10.1

EXECUTION

FOURTH AGREEMENT TO AMEND THE RECAPITALIZATION SUPPORT AGREEMENT

THIS FOURTH AMENDMENT is made as of this 27 day of January, 2011.

WHEREAS, (a) Angiotech Pharmaceuticals, Inc. (“Angiotech”), (b) the entities listed in Schedule A (together with Angiotech, the “Companies” and each a “Company”), and (c) each of the other Consenting Noteholders party hereto, each Consenting Noteholder being a holder of and/or investment advisor or manager with investment discretion over Subordinated Notes, executed a Recapitalization Support Agreement dated as of October 29, 2010 concerning the principal aspects of a Recapitalization of the Companies (as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Support Agreement”);

AND WHEREAS, pursuant to Section 16(n) of the Support Agreement, the Support Agreement may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Companies and Consenting Noteholders that represent not less than a majority of the aggregate principal amount of Subordinated Notes;

AND WHEREAS, Consenting Noteholders representing not less than a majority of the aggregate principal amount of Subordinated Notes executed an Agreement to Amend the Recapitalization Support Agreement dated as of November 29, 2010 (the “First Amendment”);

AND WHEREAS, Consenting Noteholders representing not less than a majority of the aggregate principal amount of Subordinated Notes executed a Second Agreement to Amend the Recapitalization Support Agreement dated as of December 15, 2010 (the “Second Amendment”);

AND WHEREAS, Consenting Noteholders representing not less than a majority of the aggregate principal amount of Subordinated Notes executed a Second Agreement to Amend the Recapitalization Support Agreement dated as of January 15, 2011 (the “Third Amendment”);

AND WHEREAS, the Companies and the Consenting Noteholders party to this fourth amendment (the “Fourth Amendment”) wish to further amend the Support Agreement in the manner set out in this Fourth Amendment;

AND WHEREAS, the Consenting Noteholders party to the Fourth Amendment collectively hold and/or exercise investment discretion over not less than a majority of the aggregate principal amount of outstanding Subordinated Notes;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Companies and the Consenting Noteholders party hereto hereby agree as follows:

1.	Capitalized Terms

Capitalized Terms that are used but not otherwise defined herein shall have the meanings ascribed thereto in the Support Agreement.

2.	Consenting Noteholders Party to this Fourth Amendment

Each Consenting Noteholder party to this Fourth Amendment hereby represents and warrants, severally and not jointly, to each of the other parties to this Fourth Amendment (and acknowledges that each of the other parties to this Fourth Amendment is relying upon such representations and warranties) that as of the date hereof: (a) it either (i) is the sole legal and beneficial owner of the principal amount of Subordinated Notes disclosed to Goodmans as of such date, or (ii) has the investment and voting discretion with respect to the principal amount of Subordinated Notes disclosed to Goodmans as of such date; (b) it has the power and authority to bind the beneficial owner(s) of such Subordinated Notes to the terms of this Fourth Amendment; and (c) it has authorized and instructed Goodmans to advise Angiotech, in writing, of the aggregate amount of Subordinated Notes held by the Consenting Noteholders that are party to this Fourth Amendment.

3.	Amendments to the Support Agreement

The Support Agreement is hereby amended as follows:

(a)	all instances of the words “(subject to dilution for New Common Shares issued to Quill Creditors, if any)” in Section 1, Section 5(c) and Section 7(k) of the Support Agreement (including any sub-sections thereof) shall be deleted and replaced with “(subject to dilution for New Common Shares issued to Other Affected Creditors, if any)”;

(b)	the reference to “January 14, 2011” in Section 5(r.1) of the Support Agreement is hereby deleted and replaced with “January 24, 2011”;

(c)	the references to “Exchange Offer” in Section 7(a)(i) of the Support Agreement are hereby deleted and replaced with “Recapitalization Transaction”;

(d)	the following Section 7(a)(ii.1) and Section 7(a)(ii.2) are hereby added to the Support Agreement after Section 7(a)(ii) and before Section 7(a)(iii):

“7(a)(ii.1)	the FRN Exchange Offer shall have been initiated in a manner, on such terms and subject to such documentation as are reasonably acceptable to the Consenting Noteholders on or before February 7, 2011;

7(a)(ii.2)

in the event the Recapitalization Transaction proceeds by way of an Alternative Recapitalization Transaction, the Court shall have granted (x) an Order accepting the filing of a Plan in respect of the Recapitalization Transaction and calling a meeting of the Noteholders and the Other Affected Creditors for purposes of voting on such Plan and

(y) an Order establishing a process for the solicitation and resolution of the claims of Other Affected Creditors, in each case on or prior to February 15, 2011, and such Orders shall be in form and in substance satisfactory to Goodmans;”;

(e)	both instances of the words “(other than those defaults or events of default that are remedied or waived)” in Section 7(e) shall be deleted and replaced with “(other than those defaults or events of default that are remedied or waived or which arise solely from the commencement of proceedings in respect of an Alternative Recapitalization Transaction, including proceedings under the CCAA)”;

(f)	Section 7(g) of the Support Agreement shall be deleted in its entirety and replaced with the following:

“7(g)	the transactions contemplated by the FRN Support Agreement shall have been completed on or prior to the Effective Time and all documentation relating to such transactions shall be in form and in substance reasonably satisfactory to the Consenting Noteholders;”;

(g)	Section 7(n) of the Support Agreement is hereby deleted in its entirety and replaced with the following:

“7(n)	the Settlement Agreement dated as of January 27, 2011 among Angiotech Pharmaceuticals, Inc., Angiotech Pharmaceuticals (US), Inc. Quill Medical, Inc., the entities listed on Schedule “A” thereto, QSR Holdings, Inc., Dr. Gregory Ruff, and Matthew Megaro shall be in full force and effect as of the Implementation Date;”;

(h)	the following Section 7(n.1), Section 7(n.2) and Section 7(n.3) are hereby added to the Support Agreement after Section 7(n) and before Section 7(o):

“7(n.1)	the aggregate amount of allowed claims held by Other Affected Creditors that are compromised in connection with the Recapitalization Transaction shall not exceed US$30 million;

7(n.2)	in the event that the Recapitalization Transaction proceeds by way of an Alternative Recapitalization Transaction, Houlihan Lokey shall have approved in advance any cash flow forecast filed with the Court as part of any application to commence proceedings in respect of the Alternative Recapitalization Transaction;

7(n.3)	the lease in respect of False Creek Research Park dated as of October 10, 2001 between Angiotech and Discovery

Parks Incorporated shall have been amended and restated or otherwise addressed, including through resiliation or disclaimer, in a manner satisfactory to the Consenting Noteholders;”

(i)	the reference to “March 12, 2011” in Section 7(o) of the Support Agreement is hereby deleted and replaced with “April 6, 2011”;

(j)	the following Section 7(o.1) and Section 7(o.2) are hereby added to the Support Agreement after Section 7(o) and before Section 7(p):

“7(o.1)	in the event that the Recapitalization Transaction proceeds by way of an Alternative Recapitalization Transaction, all of the following shall be in form and in substance reasonably satisfactory to the Consenting Noteholders: (i) all materials filed by the Companies with the Court or any court of competent jurisdiction in the United States, Canada or any other jurisdiction that relate to the Alternative Recapitalization Transaction; (ii) the initial order of the Court pursuant to which proceedings in respect of the Alternative Recapitalization Transaction are commenced; (iii) the terms of any credit agreement, documentation or term sheet in relation to any DIP Facility; (iv) any order of the Court in respect of a DIP Facility; (v) the terms of any court-imposed charges on any of the assets, property or undertaking of any of the Companies, including without limitation any administration charge, any charge in respect of the DIP Facility, any charge relating to inter-company lending and any directors’ and officers’ charge; (vi) any order of the Court accepting the filing of a Plan in respect of the Recapitalization Transaction and calling a meeting of the Noteholders and the Other Affected Creditors for purposes of voting on such Plan; (vii) any order of the Court establishing a process for the solicitation and resolution of the claims of Other Affected Creditors; (viii) any order of the Court sanctioning the Plan; and (ix) any other order granted in connection with the Alternative Recapitalization Transaction by the Court or any other court of competent jurisdiction in Canada, the United States or any other jurisdiction;

7(o.2.)	any and all court-imposed charges on any assets, property or undertaking of any of the Companies shall have been discharged as at the Effective Time on terms acceptable to the Consenting Noteholders;”;

(k)	the words “(including the granting of an Order of the Court accepting the filing of the Plan in respect of the Recapitalization Transaction and calling meetings of the applicable classes of the Companies’ creditors for purposes of voting on such Plan)” in Section 10(a)(ii) of the Support Agreement are hereby deleted and replaced with “(including the granting of an Order of the Court, in form and in substance acceptable to Goodmans, imposing a stay of proceedings in respect of the Companies and permitting the Companies to file a Plan in respect of the Recapitalization Transaction)”;

(l)	the following Section 10(a)(iii.1), Section 10(a)(iii.2), Section 10(a)(iii.3) and Section 10(a)(iii.4) are hereby added to the Support Agreement after Section 10(a)(iii) and before Section 10(a)(iv):

“10(a)(iii.1)	the FRN Exchange Offer has been initiated in a manner, on such terms and subject to such documentation as are reasonably satisfactory to the Consenting Noteholders on or before February 7, 2011;

10(a)(iii.2)	in the event that the Recapitalization Transaction proceeds by way of an Alternative Recapitalization Transaction, Houlihan Lokey shall have approved in advance any cash flow forecast filed with the Court as part of any application to commence proceedings in respect of the Alternative Recapitalization Transaction;

10(a)(iii.3)	in the event that the Recapitalization Transaction proceeds by way of an Alternative Recapitalization Transaction, interim financing sufficient to meet the needs of the cash flow forecast approved by Houlihan Lokey pursuant to Section 10(a)(iii.2) hereof shall have been approved by the Court on terms reasonably acceptable to the Consenting Noteholders on or before February 5, 2011 and such interim financing shall be accessible by the Companies on or before March 4, 2011;

10(a)(iii.4)	in the event the Recapitalization Transaction proceeds by way of an Alternative Recapitalization Transaction, the Court has granted (x) an Order accepting the filing of a Plan in respect of the Recapitalization Transaction and calling a meeting of the Noteholders and the Other Affected Creditors for purposes of voting on such Plan and (y) an Order establishing a process for the solicitation and resolution of the claims of Other Affected Creditors, in each case on or prior to February 15, 2011, with each such Order being in form and in substance satisfactory to Goodmans;”;

(m)	the reference to “January 18, 2011” in Section 10(a)(iii) of the Support Agreement is hereby deleted and replaced with “January 28, 2011”;

(n)	Section 10(g) of the Support Agreement shall be deleted in its entirety and replaced with the following:

“10(g)	the amendment, modification or filing of a pleading by the Companies or any one of them seeking to amend or modify the Recapitalization Terms, the Plan (if applicable), the terms of the FRN Exchange Offer or any documents related to any of the foregoing in a manner not reasonably acceptable to the Consenting Noteholders;”;

(o)	Section 10(h) of the Support Agreement shall be deleted in its entirety and replaced with the following:

“10(h)	the occurrence of an “Event of Default” as defined in the Wells Fargo Facility, an “Event of Default” as defined in the FRN Indenture or any event of default under any DIP Facility (other than those Events of Default or events of default under such documents that have been remedied or waived, or which arise solely from the commencement of proceedings in respect of an Alternative Recapitalization Transaction, or which arise as a result of a failure to pay amounts due under the Subordinated Notes); provided, however, that if the Companies deliver a request to Goodmans as to whether the Consenting Noteholders intend to exercise a termination right under this Section 10(h), the Consenting Noteholders may only terminate this Agreement under this Section 10(h) in respect of the particular Event of Default or event of default specified in such request within five (5) Business Days following the delivery of such request to Goodmans, otherwise such termination right shall be deemed to be waived as to such Event of Default or events of default;”;

(p)	the reference to “January 15, 2011” in Section 10(i) shall be deleted and replaced with “March 15, 2011”;

(q)	the definition of “Court” in Schedule “B” of the Support Agreement is hereby deleted and replaced with the following:

““Court” means the Supreme Court of British Columbia.”;

(r)	the following definitions are hereby added to Schedule “B” of the Support Agreement in the applicable alphabetical order:

““DIP Facility” means any interim financing facility or debtor-in-possession lending facility provided to the Companies during proceedings in respect of an Alternative Recapitalization Transaction.;

““FRN Exchange Offer” means the exchange offer in respect of the Floating Rate Notes as described in Section 5(c) of the FRN Support Agreement.”; and

““Other Affected Creditors” means, collectively, the creditors of the Companies other than the Noteholders whose claims are compromised, discharged and extinguished under the Alternative Recapitalization Transaction and/or pursuant to the Plan, and “Other Affected Creditor” means any one of them.”;

(s)	the reference to the definition of “Quill Creditor” in Schedule “B” of the Support Agreement is hereby deleted; and

(t)	the following agreements are hereby added to the list of Material Contracts in Schedule “D” of the Support Agreement, provided that such agreements shall not be deemed to be Material Contracts until such agreements have been executed by the applicable Companies and are in full force and effect, and provided further that such agreements shall not be subject to the Companies’ representation in Section 3(m) of the Support Agreement that such agreements were delivered to or otherwise made available for review by Goodmans prior to the date of the Support Agreement:

“32.	The Settlement Agreement dated as of January 27, 2011 among Angiotech Pharmaceuticals, Inc., Angiotech Pharmaceuticals (US), Inc. Quill Medical, Inc., the entities listed on Schedule “A” thereto, QSR Holdings, Inc., Dr. Gregory Ruff, and Matthew Megaro.

33.	Any credit agreement, term sheet or other agreement in respect of a DIP Facility.”.

4.	Support Agreement to apply in full force and effect

Except as expressly modified by the terms of this Fourth Amendment, the terms and conditions of the Support Agreement shall continue to apply in full force and effect, unamended.

5.	Consent to Alternative Recapitalization Transaction

The undersigned Consenting Noteholders hereby consent to the Companies proceeding with the Recapitalization Transaction by way of an Alternative Recapitalization Transaction.

6.	Miscellaneous

(a)	This Fourth Amendment may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Companies and Consenting Noteholders that represent not less than a majority of the aggregate principal amount of Subordinated Notes.

(b)	This Fourth Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law. Each of the parties to this Fourth Amendment submits to the jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Fourth Amendment.

(c)	This Fourth Amendment may be signed in counterparts, each of which, when taken together, shall be deemed an original. Execution of this Fourth Amendment is effective if a signature is delivered by facsimile transmission or electronic (e.g., pdf) transmission.

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This Fourth Amendment has been agreed and accepted on the date first written above.

ANGIOTECH PHARMACEUTICALS, INC.

By:	/s/ K. Thomas Bailey
Name: K. Thomas Bailey
Title: Chief Financial Officer

AFMEDICA, INC.;
AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.;
ANGIOTECH AMERICA, INC.;
ANGIOTECH BIOCOATINGS CORP.;
ANGIOTECH DELAWARE, INC.;
ANGIOTECH FLORIDA HOLDINGS, INC.;
ANGIOTECH PHARMACEUTICALS (US), INC.;
B.G. SULZLE, INC.;
MANAN MEDICAL PRODUCTS, INC.;
MEDICAL DEVICE TECHNOLOGIES, INC.;
NEUCOLL, INC.;
QUILL MEDICAL, INC.;
SURGICAL SPECIALTIES CORPORATION;
SURGICAL SPECIALTIES PUERTO RICO, INC.; and
SURGICAL SPECIALTIES UK HOLDINGS LIMITED

By:	/s/ K. Thomas Bailey
Name: K. Thomas Bailey
Title: President

ANGIOTECH INTERNATIONAL HOLDINGS CORP.; and

0741693 B.C. LTD.

By:	/s/ Jay Dent
Name: Jay Dent
Title: President